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                                                                    Exhibit 15.1





October 30, 2002

Vornado Realty Trust
New York, New York

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Vornado Realty Trust for the periods ended September 30, 2002 and 2001, as indicated in our report dated October 30, 2002; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, is incorporated by reference in:

         Registration Statement No. 333-68462 on Form S-8
         Amendment No. 1 to Registration Statement No. 333-36080 on Form S-3 Registration Statement No. 333-64015 on Form S-3
         Amendment No.1 to Registration Statement No. 333-50095 on Form S-3 Registration Statement No. 333-52573 on Form S-8
         Registration Statement No. 333-29011 on Form S-8
         Registration Statement No. 333-09159 on Form S-8
         Registration Statement No. 333-76327 on Form S-3
         Amendment No.1 to Registration Statement No. 333-89667 on Form S-3 Registration Statement No.333-81497 on Form S-8

and in Vornado Realty Trust and Vornado Realty L.P (Joint Registration Statements):

         Amendment No. 4 to Registration Statement No. 333-40787 on Form S-3 Amendment No. 4 to Registration Statement No. 333-29013 on Form S-3


We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


DELOITTE & TOUCHE LLP
Parsippany, New Jersey